Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS OF

GASTAR EXPLORATION USA, INC.

ARTICLE 1

OFFICES

Section 1.01. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices. The Corporation shall also have and maintain a principal place of business at such place, within or without the State of Delaware, as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or the chief executive officer as shall be specified or fixed in the notices or waivers of notice relating thereto. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“Delaware Corporation Law”).

Section 2.02. Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, as permitted by Delaware Corporation Law, an annual meeting of stockholders, commencing with the year 2014, shall be held for the election of directors to succeed those whose terms expire and to transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings.

(a) Except as otherwise provided in the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time by (i) the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or (ii) the chief executive officer.

(b) Business conducted at a special meeting shall be limited to the matters described in the applicable request and/or for such special meeting and any other matters as the Board of Directors shall determine.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Except as otherwise provided by Delaware Corporation Law or the Certificate of Incorporation, whenever stockholders are required or permitted to take any action at a meeting, notice, given in writing or by electronic transmission, of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at such meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Corporation Law, such notice shall be given not less than neither ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of such meeting. Unless these Bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the place, if any, date and hour of the holding of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, proper notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of such adjourned meeting.

(b) Whenever notice is required to be given under any provision of Delaware Corporation Law or the Certificate of Incorporation or these Bylaws, a waiver, given in writing or by electronic transmission, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meetings of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. Attendance of a person at a meeting or by remote communication, if applicable, or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 2.05. Notice of Nominations and Stockholder Business.

(a) Annual Meetings of Stockholders. Nominations of persons for election to the Board of Directors of the Corporation or the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) and Proxy Statement under Rule 14a-8 under the Exchange Act, as amended, and the rules and regulations thereunder (the “Exchange Act”)), (B) by or at the direction of the Board of Directors (or the chairman in the absence of a designation by the Board of Directors) or the chief executive officer (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(a), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05(a). For the avoidance of doubt, this Section 2.05(a) shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting and Proxy Statement) before an annual meeting of stockholders.

(i) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (C) of paragraph (a) of this Section 2.05, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than thirty (30) days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the later of ninety (90) days prior to the date of the meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting was first made by the Corporation. For purposes of the 2014 annual meeting, the first anniversary of the preceding year’s annual meeting shall be determined to be June 6, 2014. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of Sections 2.05(a)(ii) and 2.05(b) of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(ii) A stockholder’s notice to the corporate secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”);

(5) to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(6) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

(7) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

If requested by the Corporation, the information required under clauses (C)(2), (3), (4) and (5) of the preceding sentence of this Section 2.05 shall be updated and supplemented, if necessary, by such stockholder and any such beneficial owner so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.05 other than a nomination shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934 and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04. Nominations of persons for election to the Board of Directors of the Corporation at a special meeting of stockholders may be made by stockholders only if the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting and then only by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(b), who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05(b). For nominations to be properly brought before a special meeting of stockholders by a stockholder pursuant to this Section 2.05(b), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation (A) not earlier than one hundred twenty (120) days prior to the date of the special meeting nor (B) later than the later of ninety (90) days prior to the date of the special meeting or the tenth (10th) day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the corporate secretary shall comply with the notice requirements of Section 2.05(a)(ii).

(c) General.

(i) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.05. No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 2.04 and this Section 2.05. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he should so determine and declare, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) Without limiting the foregoing provisions of this Section 2.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.05; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.05, and compliance with Section 2.05(a) or (b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in the last paragraph of Section 2.05(a)).

(d) Quorum; Adjournment of Meetings. Unless otherwise provided in the Certificate of Incorporation or these Bylaws and subject to Delaware Corporation Law, the presence, in person, by remote communication, if applicable, or by proxy, of the holders of one-third (33 1/3%) of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present at any meeting of the stockholders, either the chairman of the meeting or a majority of the stockholders present in person, by remote communication, if applicable, or represented by proxy shall adjourn the meeting, without any notice other than announcement at the meeting at which the adjournment is taken of the place, if any, date and hour of the holding of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken., until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06. Voting.

(a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Corporation Law, each stockholder shall be entitled to one vote for each share of capital stock of the Corporation entitled to vote held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in the Certificate of Incorporation and subject to the Delaware Corporation Law, in all matters other than the election of directors, the affirmative vote of the majority of the votes cast at a meeting at which a quorum is present and entitled to vote generally on the subject matter shall be the act of the stockholders. Unless otherwise provided in the Certificate of Incorporation and subject to the Delaware Corporation Law and the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation present in person, by remote communication, if applicable, or represented by proxy at the meeting at which a quorum is present and entitled to vote on the election of directors. There shall be no cumulative voting in the election of directors.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing or by electronic transmission without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing or electronic transmission from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c) Votes may be cast by any stockholder entitled to vote in person, by remote communication, if applicable, or by his proxy. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) will not be treated as a vote cast.

Section 2.07. Action by Consent.

(a) Unless otherwise provided in the Certificate of Incorporation, any action permitted or required to be taken at any annual or special meeting of stockholders, by law, the Certificate of Incorporation or these Bylaws, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by all stockholders entitled to vote for the taking of such action and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in Section 228 of the Delaware Corporation Law.

(b) Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.07 and the Delaware Corporation Law to the Corporation, written consents or electronic transmissions signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Section 2.07 and the Delaware Corporation Law.

(c) A telegram, cablegram or any other electronic transmission consent to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.07, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original in writing.

Section 2.08. Organization. At each meeting of stockholders, the chairman of the board, if one shall have been elected, or in the chairman’s absence or if one shall not have been elected, the director or officer designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The secretary of the corporation (or in the corporate secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 2.10. Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a record date for notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for determining stockholders entitled to notice of such meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at such adjourned meeting in accordance with the foregoing provisions of this Section 7.01(a).

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action, in writing or by electronic transmission, without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors pursuant to this Section 7.01(b), the record date for determining stockholders entitled to consent to corporate action, in writing or by electronic transmission, without a meeting, when no prior action by the Board of Directors is required by the Delaware Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware Corporation Law, the record date for determining stockholders entitled to consent to corporate action, in writing or by electronic transmission, without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.11 Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present

ARTICLE 3

BOARD OF DIRECTORS

Section 3.01. General Powers. Except as otherwise provided in the Delaware Corporation Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election, Classes, Term of Office.

(a) The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Directors need not be stockholders.

(b) Except as otherwise provided in the Certificate of Incorporation and subject to the terms of any series of preferred stock entitled to separately elect directors, all of the directors will be elected annually at the annual meeting of stockholders to serve until the next annual meeting of stockholders. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided for in these Bylaws, unless otherwise provided in the Certificate of Incorporation.

(c) Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the chairman in the absence of a determination by the Board of Directors).

Section 3.05. Annual Meeting. The Board of Directors shall meet at least annually and may meet more frequently as needed. Notice of such meeting need not be given. In the event such annual meeting is not held on the same day and at the same place as the annual meeting of stockholders, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board or the chief executive officer and shall be called by the secretary of the Corporation on the written request of at least two directors. Notice of special meetings of the Board of Directors shall be given to each director at least 24 hours before the date of the meeting in such manner as is determined by the Board of Directors.

Section 3.08. Committees.

(a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware Corporation Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

(b) Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees consisting of one or more members of such committee and delegate to such subcommittee any or all of the powers and authority of the committee.

(c) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article 3.

Section 3.09. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director. Subject to the terms of any series of preferred stock entitled to separately elect directors, whenever the holders of any class of stock or series thereof are entitled to elect one or more directors pursuant to the terms of such class or series, vacancies and newly created directorships of such class or series may be filled by a majority of directors elected by such class or series thereof then in office, or by a sole remaining director so elected. If there is no director in office elected by such class or series, then an election of directors may be held in accordance with Delaware Corporation Law. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

Section 3.13. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee thereof in accordance with applicable law.

Section 3.14. Meeting Attendance via Remote Communication Equipment. Unless otherwise restricted by applicable law, the certificate of incorporation or these bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or any committee thereof, as the case may be, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting constitutes presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 3.15. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4

OFFICERS

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a chief executive officer, a chief financial officer, one or more executive vice presidents, a corporate secretary and such other offices or positions as the Board shall determine who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. Subject to Section 3.01, the chief executive officer shall conduct and direct generally all the day-to-day business and affairs of the Corporation. The Corporation may also have such other principal officers as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of chief executive officer and corporate secretary.

Section 4.02. Election, Term of Office and Remuneration. Each such officer shall hold office until his or her successor is elected and qualified, unless removed sooner as provided for herein, or until his or her earlier death, resignation or removal. The remuneration of all principal officers of the Corporation shall be fixed by the Board of Directors, or a committee thereof, or, if such power is expressly delegated to any officers of the Corporation, by such officers. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01, the Corporation may have one or more assistant secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors hereby delegates to the chief executive officer the power to appoint, fix the compensation of and remove any such subordinate officers, agents or employees.

Section 4.04. Removal. In addition to the authority granted pursuant to Section 4.03 with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE 5

CAPITAL STOCK

Section 5.01. Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated. If shares are certificated, the Corporation shall cause to be issued to the holder of such shares one or more certificates in such form, not inconsistent with that required by law and the certificate of incorporation, as shall be approved by the Board of Directors. Each such certificate shall be signed in accordance with Section 5.02 hereof and shall specify the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) represented by such certificate.

Section 5.02. Multiple Classes of Stock. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 5.03. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be a facsimile or by other means of electronic reproduction. In case any officer, transfer agent or registrar who has signed or whose facsimile signature or an electronic reproduction thereof has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 5.04. Transfer Of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.05. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations, not inconsistent with these Bylaws or the Certificate of Incorporation, as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation and the transfer agents and registrars of its stock against any claims arising in connection therewith.

Section 5.06. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Corporation Law.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01. Dividends. Subject to limitations contained in the Delaware Corporation Law and the Certificate of Incorporation, if any, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.02. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 6.03. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.04. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any Corporation (except this Corporation) in which the Corporation may hold stock.

Section 6.05. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (1) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (2) by means of facsimile telecommunication or other form of electronic transmission, or (3) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (1) if given by hand delivery, orally, or by telephone, when actually received by the director; (2) if sent through the United States mail, at 5:00 p.m. Central Time on the fourth business day after deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (3) if sent for next day delivery by a nationally recognized overnight delivery service, at 5:00 p.m. Central Time on the first business day after deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation; (4) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation; (5) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation; or (6) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by facsimile telecommunication and electronic mail.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given by the Corporation, under any provision of the Delaware Corporation Law, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder is not required. Any action or meeting that is taken or held without notice to such stockholder has the same force and effect as if such notice had been duly given. If any such stockholder delivers to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. If the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the Delaware Corporation Law. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given is not applicable to any notice returned as undeliverable if the notice was given by electronic transmission.